1 Third Quarter 2025 Earnings Call Tim Oliver, President & Chief Executive Officer Andy Wamser, Chief Financial Officer Stuart Mackinnon, Chief Operating Officer Thursday, November 6th, 2025

2 This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “estimate,” “expect,” “target,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “would,” “potential,” “positioned,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR Atleos Corporation’s (“NCR Atleos,” “Atleos” or the “Company”) plans, targets, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in these materials include, without limitation, statements regarding the future commercial or financial performance of the Company; the expected financial performance of the Company for 2025; our expected areas of focus and strategy to drive growth and profitability and create long-term stockholder value, including key performance indicator targets and expectations for 2025; the Company's focus on advancing strategic growth initiatives and transforming the Company into a software-led ATM as a service company with a higher mix of recurring revenue streams; our expected free cash flow for 2025; our expectations to begin returning cash to stockholders; and our expectations of NCR Atleos' ability to deliver increased value to customers and stockholders. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company's control, including the ability to properly assess expenses related to tariffs and other expenses; the failure of NCR Atleos to achieve some or all of the strategic benefits or opportunities expected from the spin-off; our relationships with third parties and any failures of our third party suppliers; interest rate risks, terms governing our trade receivables liabilities; allegations or claims by third parties that our products and services infringe on intellectual property rights of others; NCR Atleos' obligation to indemnify NCR Corporation (“Voyix” or “NCR Voyix”) pursuant to the agreements entered into connection with the spin-off (including with respect to material taxes) and the risk NCR Voyix may not fulfill any obligations to indemnify NCR Atleos under such agreements; our separation from parent Company and the perceived reliability of Atleos’ financial statements if Atleos is unable to satisfy requirements of Section 404 of the Sarbanes Oxley Act; our ability to retain key employees; our ability to protect our systems and data from cybersecurity threats or other technological risks; extensive competition in our markets; risks related to U.S. immigration policy; risks related to our level of indebtedness; and risks related to evolving global laws and regulations relating to data privacy, data protection and information security. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. As you read and consider this presentation, you should understand that these statements are not guarantees of performance or results. Although the Company believes that assumptions underlying the forward-looking statements contained herein are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Additional information concerning these and other factors identified in “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” in the Company’s most recent report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission (“SEC”) are available at https://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. Forward-Looking Statements

3 NON-GAAP MEASURES. While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, comments made during this conference call and in these materials will include or make reference to certain “non-GAAP” measures, including, but not limited to: amounts in constant currency or CC, adjusted gross margin rate; adjusted diluted EPS; adjusted free cash flow- unrestricted; adjusted gross margin (non-GAAP); gross profit; core revenues; adjusted EBITDA; adjusted EBITDA margin; and the ratio of net debt to adjusted EBITDA or net leverage ratio. These measures are included to provide additional useful information regarding Atleos’ financial results and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures, and reconciliations of these non-GAAP measures to their directly comparable GAAP measures are included in the accompanying “Supplementary Materials” and are available on the Investor Relations page of Atleos’ website at www.ncratleos.com. Descriptions of many of these non-GAAP measures are also included in Atleos’ SEC reports. REVISION. During the third quarter of 2025, management identified immaterial misstatements in the previously issued financial statements of the Company. The Company evaluated the impact of these misstatements to the previously issued annual and interim financial statements and determined that they are not material to any prior period; however, the Company elected to revise the previously issued financial statements for impacted periods to improve the quality of financial reporting and due to the nature of the adjustments. The financial information included in this presentation reflects the revision. TRADEMARKS. All trademarks, service marks and trade names appearing in this presentation are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. USE OF CERTAIN TERMS. As used in these materials: (i) the term “recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. (ii) the term “annualized recurring revenue” or “ARR” is recurring revenue, excluding software license sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. (iii) the term “LTM” means last twelve months. (iv) the term “ARPU” means average revenue per unit. (v) the term “ATMaaS” means ATM as a Service, our turnkey, end-to-end ATM platform solution. (iv) the term “Core Revenue” is defined in the accompanying “Supplementary Materials.” These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. Websites referenced in this presentation are not incorporated by reference into the presentation. Notes to Investors

4 Business Update Tim Oliver President and Chief Executive Officer

5 2 World-class service infrastructure of proprietary systems and capabilities #1 Largest Independent ATM Network500K+ Leading Provider in Key Markets Self Service ATMs ARPU & Profit Cross-sell Network Solutions Add new banking partners to Network Enhance retail partners in the Network Add new transaction sets Expand to new markets Continuous productivity improvement Lead with innovative devices & solutions Drive adoption of incremental outsourcing #1 ATMaaS and Managed Services Provider Industry Leading Self-Service Banking Solutions Platform

Strategy is Working

2025 GOALS	ACTIONS
Grow Efficiently: Prioritize growth initiatives with high-potential returns and strategic value	Allocate resources and investment to achieve fastest returns while positioning company to capture sustained growth and leadership in industry
Prioritize Service: Focus on best-in-class performance and availability	Service First culture manifested through collaborative teams; ability to anticipate and solve for customers' needs
Embrace Simplicity: Invest in people, systems and processes to become nimbler and easier for customers to conduct business with	Focus on continuous improvement including new ways to simplify business processes and improve cost productivity to drive increased customer satisfaction

3Q FINANCIAL RESULTS

6%
Core Revenue y/y Growth

19.5%
Adjusted EBITDA Margin*

$1.09
Adjusted Diluted EPS*
+22% y/y Growth

*See supplementary materials for Non-GAAP terms and definitions

ATLEOS

6

Self-Service Banking Segment

Financial Results

- Revenue growth of 11% y/y; 21% increase in Adjusted EBITDA*, fueled by strong performance in ATMaaS, Software & Hardware
- Margin expansion of 220bps, driven by a strategic shift to higher-margin regions

Grow Efficiently

- ATMaaS expansion in 2 new geographies with wins in the Middle East and Latin America
- Growth accelerating in ATMaaS; 40+ new customers added in last 12-mos, Q3 new TCV ~$195M driving higher backlog



Prioritize Service

- Continued customer recognition as evidenced by recent promoter score, +30% from 2024
- Sustained high service levels driving net new wins, including business with 2 of top 10 banks
- Optimization of Recycler ATM manufacturing has reduced lead times from months to weeks

Embrace Simplicity

- AI tool lowering repair times and service costs in North America and Europe
- Continued sales workflow optimization to accelerate time to revenue and drive scalable sales productivity

*See supplementary materials for Non-GAAP terms and definitions

ATLEOS

7

Network Segment

Financial Results

- Revenue -1% y/y - impacted by US immigration policy; strong LTM ARPU +2% y/y
- Strong Adjusted EBITDA margins* sustained despite higher vault cash costs

Grow Efficiently

- Launched branding partnership expansion with a top 10 U.S. bank
- Initiatives to recapture gig economy transaction volume successful
- Canada fleet extension offsets pharmacy decline



Prioritize Service

- Tap transactions +~200%; Deposit transactions nearly doubled y/y
- Proprietary systems replacing externally sourced service tools, elevating visibility and increasing ATM uptime

Embrace Simplicity

- Expanded Service Now capabilities, including portal access for Allpoint issuers, accelerating speed to market
- Optimization of ATM models installed in network, driving efficiencies of scale benefits

*See supplementary materials for Non-GAAP terms and definitions

ATLEOS

8

1 2 3 4 5 Investment Thesis 2 Building a track record of transparency and consistent financial performance; separation transaction behind us Leading global installed base and industry-best service levels Outsourcing of physical transactions and cash management by banks and retailers accelerating Predictable free cash flow, steadily improving balance sheet, and a plan to begin returning cash to stockholders 9 World’s most comprehensive and scalable financial access solutions offering

10 Financial Review Andy Wamser Chief Financial Officer

11 Q3: Executing to Growth & Margin Expansion Goals $ in millions, except per share amounts 70% +6% y/y Core Consolidated Adjusted EBITDA & Margin* Non-GAAP Diluted EPS* Consolidated Revenue/Recurring +7% y/y +22% y/y Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 $205 $219 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 $0.89 $1.09 • Adjusted EBITDA* of $219 million, increased 7% y/y • Adjusted EBITDA margin* expanded 40 bps y/y to 19.5% • Adjusted EPS* of $1.09, impressive growth of 22% y/y • Adjusted EPS* benefitting from topline expansion coupled with lower interest expense • Core Revenue of $1,112M increased 6% y/y, driven by growth in self- service banking • Core Recurring Revenue mix of 70%; 73% excluding hardware- related growth Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Recurring Core Non-Recur Core Non-Core $1,050 74% $1,073 $1,112 70% $1,121 19.1% 19.5% *See supplementary materials for Non-GAAP terms and definitions

12 Strong Free Cash Flow and Financial Position $ in millions (1) Refer to the supplementary section for a reconciliation of Net Income to Adjusted EBITDA and Cash from Operating activities to Adjusted Free Cash Flow-Unrestricted (2) Reflects management’s assessment for Q3 2025 capital expenditures. (3) Cash and cash equivalents as presented in our Condensed Consolidated Balance Sheet. (4) Refer to the definitions in the supplementary section of the presentation. Balance Sheet & Liquidity September 30, 2025 Liquidity $760 Revolving Credit Availability $348 Cash (unrestricted)(3) $412 Total Debt $2,869 Net Debt(4) $2,457 Net Leverage Ratio(4) 2.99X Free Cash Flow Q3 2025 Adjusted EBITDA(1) $219 Capital Expenditures ($43) Inventory Capitalized ($15) Adjusted Capital Expenditures ($58) Maintenance capital expenditures(2) ($13) Growth capital expenditures(2) ($22) ATMaaS capital expenditures(2) ($23) Cash paid for Taxes ($12) Cash paid for Interest ($38) Change in Working Capital $13 Adj. Free Cash Flow – Unrestricted(1) $124

Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 13 Key Financials Revenue Recurring Revenue Mix % ARR Key Metrics Adjusted EBITDA & Margin* Self-Service Banking +11% y/y +21% y/y Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 $672 $162 $196 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 • Revenue growth of +11% y/y driven by continued strong hardware demand and accelerating ATMaaS offering • Recurring revenue mix was 57%; Q2 & Q3 impacted by the anticipated step-up in hardware demand Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 61% 57% $1,645 $1,712 • Impressive Adjusted EBITDA* growth of +21% y/y, margin expanded 220 bps to 26.3% • ARR increased +4% y/y and remained strong sequentially 24.1% 26.3% $ in millions $744 *See supplementary materials for Non-GAAP terms and definitions

14 Key Financials ARR (in millions) LTM ARPU (in thousands) Revenue Gross Profit(1) Key Metrics $ in millions, except ARPU ATMaaS +37% y/y +65% y/y Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 $49 $67 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 $16.1 $196 $268 $8.8 $8.3 • Revenue grew a strong 37% y/y, continued growth fueled by expanding customer base in high ARPU geographies • ARR run-rate is tracking toward full-year target, reinforcing growth momentum and execution confidence • Significant step-up in gross profit,+65% y/y, notable gross margin expansion of ~700 bps to 40% • ARPU reflects continued growth in asset light deals (1) Gross Profit includes management’s estimate of certain cost allocations. $26.6

15 Key Financials Key Metrics $ in millions Revenue Adjusted EBITDA & Margin* LTM ARPU (in thousands) Network Managed Units (in thousands) Network -1% y/y -9% y/y Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 $328$332 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 $102 $93 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 $15.9 $16.2 80 81 • Revenue decreased 1% y/y amidst U.S. immigration policies impacting prepaid payroll card softness • LTM ARPU increased 2% y/y sustaining record highs • Adjusted EBITDA and margin* primarily impacted by anticipated higher vault cash costs 30.7% 28.4% *See supplementary materials for Non-GAAP terms and definitions

16 Ability to Generate Meaningful Shareholder Value 2 Bolt-on M&A • Target return of >25% IRR Strategic investments • Invest into business to capture growth Share repurchase • $200M authorization announced 8/25; plan to begin repurchases in Q4 Improving Capital Structure • Potential significant refinancing opportunity in 2026 Recurring Revenue Model • Predictable & growing cash flow • Scalable infrastructure • Flexibility to reduce debt, return capital to shareholders and invest for growth / M&A

17 FY 2025 Outlook $ in millions, except percentages and per share amounts FY 2025 Targets 2025 Guidance 2024 Base(3) Core Revenue (excludes Voyix) 3% to 6% growth constant currency (est. FX impact -2%) $4,175 Total Revenue 1% to 3% growth constant currency (est. FX impact -2%) Assumes Voyix related revenue down ~$100M $4,317 Total Adjusted EBITDA(1) 7% to 10% growth constant currency (est. FX impact -1%) $794 Fully Diluted EPS (non-GAAP) (2) 21% to 27% growth $3.22 Adj. Free Cash Flow – Unrestricted $260 - $300 million $242 (1) Our Adjusted EBITDA calculation previously included certain amounts reported in Other income (expense), net. Beginning in 2025, we exclude total Other income (expense), net from our Adjusted EBITDA calculation, which in 2024 would have resulted in Adjusted EBITDA of $794 million, not including the impact of the revisions to our 2024 financial statements discussed in the section entitled “Notes to Investors.” (2) Incorporates consensus average SOFR rates for the year in interest expense. (3) The 2024 base does not reflect the impact of the revisions to our 2024 financial statements discussed in the section entitled “Notes to Investors,” or the change in our definition of Non-GAAP diluted EPS discussed in the supplementary section of this presentation, as those changes do not impact the guided ranges we have previously communicated.

SUPPLEMENTARY MATERIALS 18

Capital Structure Borrowings Balance as of Q3’25 Base Index Spread/Coupon Maturity Revolving Credit Facility 225M TSFR+ 250 bps 10/16/2028 Term Loan A - 1 725M TSFR+ 250 bps 10/16/2028 Term Loan A - 2 289M TFSR+ 250 bps 10/16/2028 Term Loan B 320M TFSR+ 300 bps 4/16/2029 9.5% Senior Notes due 2029 1,350M Fixed Coupon 9.50% 4/1/2029 Deferred Fees (43M) Other 3M Total Debt Outstanding $2,869M • Credit Profile • Credit ratings have improved since the split from legacy NCR Corp. with Moody’s upgraded to B1 and S&P remaining stable at B+ • Repriced Term Loan B from S+375 to S+300 generating over $2.4 million in annual cost savings and reinforcing our financial agility for future capital markets opportunities • Senior notes are callable in October 2026 at 104.75 currently trading at ~108 • Net Leverage Ratio at 2.99x at quarter end 19

Recurring revenue - all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. Annualized recurring revenue or "ARR"- recurring revenue, excluding software licenses sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. Core revenue - refers to the revenue of our reportable segments (Self-Service Banking, Network, and T&T). We use the term "core" to describe our total segment revenue excluding revenue related to our "Other" (or "Non-Core") business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos and revenues from commercial agreements with Voyix. These non-core revenues are excluded because they are not part of Atleos' ongoing planned business operations. Net Debt - is based on Atleos' total debt less cash and cash equivalents, with total debt being defined as total short-term borrowings plus total long-term debt as presented on the face of the Condensed Consolidated Balance Sheets. Atleos believes that Net Debt provides useful information to investors because Atleos’ management reviews Net Debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage. In addition, certain debt rating agencies, creditors and credit analysts monitor Atleos’ Net Debt as part of their assessments of Atleos’ business. LTM - Last twelve months ARPU - average revenue per unit ATM - Automated teller machine ATM as a Service (“ATMaaS”) - our turnkey, end-to-end ATM platform solution, whereby we provide comprehensive managed services solutions to financial institutions. As of September 30, 2025, we had 33.2 thousand ATMaaS units. Liquidity - Borrowing capacity under our senior secured Revolving Credit Facility plus unrestricted cash and cash equivalents Hardware revenue - revenue related to ATM and other hardware sales Services revenue - revenue related to hardware and software maintenance, professional services, and ATMaaS Software revenue - revenue related to software license, software maintenance and professional installation services Transactional revenue - revenue related to payment transaction processing services, interchange and other network revenue as well as Bitcoin-related revenue Certain Terms & Key Performance Indicators (KPIs) 20

While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, comments made during this conference call and in these materials will include non-GAAP measures. Atleos’ definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos’ underlying operational performance, as well as consistency and comparability with Atleos’ past reports of financial results. Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (non-GAAP), Adjusted Income from Operations (Non-GAAP), Adjusted Interest and Other Income (Expense) (non-GAAP), Adjusted Income Tax Expense (non-GAAP), Adjusted Net Income from Continuing Operations Attributable to Atleos (non- GAAP) and Diluted Earnings per Share (Non-GAAP) are calculated as GAAP gross profit, operating expenses, income from operations, interest and other income (expense), income taxes, net income attributable to Atleos, and diluted earnings per share, respectively, excluding, as applicable, acquisition-related costs; pension mark-to-market adjustments and other one-time pension-related costs; separation-related costs; amortization of acquisition-related intangibles; stock-based compensation expense; transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); Voyix legal and environmental indemnification expense; foreign currency remeasurement gain/loss in hyper-inflationary countries; and other non- recurring or unusual items. Management uses these non-GAAP measures to compare performance consistently over various periods. Adjusted Diluted Earnings per Share (Non-GAAP) definition change The Company recognizes foreign currency gains and losses as a result of remeasuring the local currency denominated monetary assets and liabilities for countries designated as hyper-inflationary economies. Beginning in the second quarter of 2025, we exclude from our Non-GAAP diluted EPS the gains and losses on remeasurement of foreign currency balances in hyper-inflationary countries. Management believes excluding these gains or losses is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Historical periods in this release have been recast to reflect the change in definition. Adjusted Gross Margin (Non-GAAP) and Adjusted Operating Margin Rate (non-GAAP) are calculated based on Adjusted Gross Profit (Non-GAAP) and Adjusted Income from Operations (Non-GAAP), respectively, as a percentage of total revenue. Management uses these non-GAAP measures to compare performance consistently over various periods. Adjusted Effective Income Tax Rate (non-GAAP) is calculated based on Adjusted Income Tax Expense (non-GAAP) divided by Adjusted pre-tax income (Adjusted Income from Operations (non-GAAP) less Adjusted Interest and Other Income (Expense) (non-GAAP)). Management uses this non-GAAP measure to compare performance consistently over various periods. NON-GAAP MEASURES 21

Adjusted Free Cash Flow-Unrestricted (FCF) is calculated as net cash provided by operating activities less capital expenditures, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus proceeds from certain sale-leaseback transactions, plus pension contributions and settlements, and plus legal and environmental indemnification payments made to Voyix. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement has not yet occurred or day of the week on which a reporting period ends. We believe this non-GAAP measure is useful for investors because it indicates the amount of cash available for, among other things, investments in our existing businesses or strategic acquisitions, as well as other non-discretionary expenditures including repayment of our debt obligations. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is calculated as GAAP Net income (loss) attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments and other one-time pension-related costs; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); plus stock-based compensation expense; plus Voyix legal and environmental indemnification expense; plus other amounts included in Other income (expense), net. Management uses this non-GAAP measure to compare performance consistently over various periods. Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related segment component of revenue. Management uses this non-GAAP measure to compare performance consistently over various periods. NON-GAAP MEASURES 22

Net Leverage Ratio is calculated by dividing Net Debt by trailing twelve-month Adjusted EBITDA. Management believes this ratio provides useful information to investors because it is an indicator of the Company's ability to meet its future financial obligations. In addition, the net leverage ratio is a measure frequently used by investors and credit rating agencies. Constant Currency (CC) excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, management uses constant currency measures to compare performance consistently over various periods. With respect to our Adjusted EBITDA, adjusted free cash flow-unrestricted and non-GAAP diluted earnings per share forward-looking guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income, GAAP cash flow from operating activities and GAAP diluted earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. These non-GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of Atleos' website at www.ncratleos.com. NON-GAAP MEASURES 23

Q3 2025 Q3 2024 % Change Revenue $1,121 $1,073 4% Gross Margin 271 256 6% Gross Margin Rate 24.2% 23.9% Operating Expenses 161 142 13% % of Revenue 14.4% 13.2% Operating Income 110 114 (4)% % of Revenue 9.8% 10.6% Interest and other expense, net (77) (84) (8)% Income Tax Expense 7 10 (30)% Effective Income Tax Rate 21.2% 33.3% Net Income (Loss) attributable to Atleos $26 $21 24% Diluted EPS attributable to Atleos $0.34 $0.28 21% $ in millions, except per share amounts Q3 2025 GAAP RESULTS 24

Q3 2025 Q3 2024 % Change Revenue $1,121 $1,073 4% Adjusted Gross Margin (non-GAAP) 297 280 6% Adjusted Gross Margin Rate (non-GAAP) 26.5% 26.1% Adjusted Operating Expenses (non-GAAP) 121 121 —% % of Revenue 10.8% 11.3% Adjusted Income from Operations (non-GAAP) 176 159 11% % of Revenue (Adjusted Operating Margin Rate) 15.7% 14.8% Adjusted Interest and other expense (non-GAAP) (73) (80) (9)% Adjusted Income Tax Expense (non-GAAP) 20 14 43% Adjusted Effective Income Tax Rate (non-GAAP) 19.4% 17.7% Adjusted Net Income attributable to Atleos (non-GAAP) $83 $66 26% Adjusted Diluted EPS (non-GAAP)(1) $1.09 $0.89 22% $ in millions, except per share amounts Q3 2025 OPERATIONAL RESULTS (Non-GAAP) 25 (1) Beginning in the second quarter of 2025, we exclude from our Non-GAAP diluted EPS the gain/loss on remeasurement of foreign currency in hyper-inflationary countries. All periods presented have been recast to reflect the new definition.

ATLEOS

GAAP TO NON-GAAP RECONCILIATION

$ in millions

	Q3 2025	% of Revenue	Q3 2024	% of Revenue
Net Income Attributable to Atleos (GAAP)	**$26**	**2.3%**	**$21**	**2.0%**
Interest expense	68	6.1%	79	7.3%
Interest income	(2)	(0.2)%	(1)	(0.1)%
Income taxes	7	0.6%	10	0.9%
Depreciation and amortization	43	3.8%	45	4.2%
Amortization of acquisition-related intangibles	24	2.1%	24	2.2%
Stock-based compensation expense	8	0.7%	9	0.8%
Separation costs	1	0.1%	5	0.5%
Acquisition-related costs	3	0.3%	(1)	(0.1)%
Transformation & restructuring costs	11	1.0%	7	0.7%
Voyix indemnification expense	22	2.0%	2	0.2%
Other (income) expense items, net[(1)]	8	0.7%	5	0.5%
Adjusted EBITDA (non-GAAP)	**$219**	**19.5%**	**$205**	**19.1%**

[(1)] Includes certain income and expense items reported within Other income (expense), net on the Condensed Consolidated Statements of Operations, such as bank fees, the components of pension, postemployment and postretirement expense other than service cost, and the impact of foreign currency fluctuations. Prior to 2025, our calculations of Adjusted EBITDA did not exclude these items. All periods presented have been recast to reflect the new definition. Additional amounts reported in Other income (expense), net are separately captured in this reconciliation. Therefore, Other (income) expense items, net shown here will not agree to total Other income (expense), net on the Condensed Consolidated Statements of Operations.

26

ATLEOS

GAAP TO NON-GAAP RECONCILIATION

$ in millions

	Q2 2025	% of Revenue	Q1 2025	% of Revenue	Q4 2024	% of Revenue
Net Income Attributable to Atleos (GAAP)	**$39**	**3.5%**	**$14**	**1.4%**	**$41**	**3.7%**
Interest Expense	69	6.3%	67	6.9%	72	6.5%
Interest Income	(1)	(0.1)%	(1)	(0.1)%	(2)	(0.2)%
Income Taxes	19	1.7%	9	0.9%	26	2.3%
Depreciation and amortization expense	44	4.0%	42	4.4%	44	4.0%
Amortization of acquisition-related intangibles	24	2.2%	23	2.3%	23	2.1%
Stock-based compensation expense	8	0.7%	9	0.9%	10	0.9%
Separation costs	6	0.5%	2	0.2%	2	0.2%
Acquisition-related Costs	1	0.1%	—	—%	—	—%
Transformation and restructuring costs	(11)	(1.0)%	1	0.1%	8	0.7%
Voyix indemnification expense	1	0.1%	4	0.4%	12	1.1%
Pension mark-to-market adjustments	—	—%	—	—%	(38)	(3.4)%
Loss on Debt Extinguishment	—	—%	—	—%	24	2.2%
Other income (expense) items, net[1]	4	0.4%	2	0.2%	7	0.6%
Adjusted EBITDA (non-GAAP)	**$203**	**18.4%**	**$172**	**17.6%**	**$229**	**20.7%**

[1] Includes certain income and expense items reported within Other income (expense), net on the Condensed Consolidated Statements of Operations, such as bank fees, the components of pension, postemployment and postretirement expense other than service cost, and the impact of foreign currency fluctuations. Prior to 2025, our calculations of Adjusted EBITDA did not exclude these items. All periods presented have been recast to reflect the new definition. Additional amounts reported in Other income (expense), net are separately captured in this reconciliation. Therefore, Other (income) expense items, net shown here will not agree to total Other income (expense), net on the Condensed Consolidated Statements of Operations.

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Q3 2025 Q3 2024 Income from Operations (GAAP) $110 $114 Transformation and restructuring costs 9 7 Stock-based compensation expense 8 9 Acquisition-related amortization of intangibles 24 24 Acquisition-related costs 2 — Separation costs 1 5 Voyix indemnification expense 22 — Depreciation and Amortization 43 45 Non-controlling interest — 1 Adjusted EBITDA (non-GAAP) $219 $205 GAAP TO NON-GAAP RECONCILIATION $ in millions 28

GAAP TO NON-GAAP RECONCILIATION $ in millions Gross Margin Gross Margin rate Operating Expenses Income from operations Interest & Other Expenses, Net Income Tax Expense (Benefit) Effective Income Tax Rate Net Income attributable to Atleos GAAP Results $271 24.2% $161 $110 $(77) $7 21.2% $26 Plus: Special Items Transformation and restructuring costs 4 0.3% (5) 9 2 1 10 Stock-based compensation expense 1 0.1% (7) 8 — 1 7 Amortization of acquisition-related intangibles 20 1.8% (4) 24 — 5 19 Acquisition-related costs — —% (2) 2 1 1 2 Separation costs 1 0.1% — 1 — — 1 Voyix indemnification expense — —% (22) 22 — 5 17 Hyperinflationary countries(1) — —% — — 1 — 1 Non-GAAP Adjusted Results $297 26.5% $121 $176 $(73) $20 19.4% $83 Q3 2025 29 (1) Beginning in the second quarter of 2025, we exclude from our Non-GAAP Adjusted Net Income attributable to Atleos the gain/loss on remeasurement of foreign currency in hyper-inflationary countries. All periods presented have been recast to reflect the new definition.

GAAP TO NON-GAAP RECONCILIATION $ in millions Gross Margin Gross Margin rate Operating Expenses Income from operations Interest & Other Expenses, Net Income Tax Expense (Benefit) Effective Income Tax Rate Net Income (Loss) attributable to Atleos GAAP Results $256 23.9% $142 $114 $(84) $10 33.3% $21 Plus: Special Items Transformation and restructuring costs 2 0.2% (5) 7 — — 7 Stock-based compensation expense 1 0.1% (8) 9 — 1 8 Amortization of acquisition-related intangibles 20 1.8% (4) 24 — 5 19 Acquisition-related costs — —% — — (1) — (1) Separation costs 1 0.1% (4) 5 — — 5 Voyix indemnification expense — —% — — 2 — 2 Hyperinflationary countries(1) — —% — — 3 — 3 Valuation Allowance and other tax adjustments — —% — — — (2) 2 Non-GAAP Adjusted Results $280 26.1% $121 $159 $(80) $14 17.7% $66 Q3 2024 30 (1) Beginning in the second quarter of 2025, we exclude from our Non-GAAP Adjusted Net Income attributable to Atleos the gain/loss on remeasurement of foreign currency in hyper-inflationary countries. All periods presented have been recast to reflect the new definition.

GAAP TO NON-GAAP RECONCILIATION Q3 2025(1) Q2 2025(1) Q1 2025(1) Q4 2024(1) Q3 2024(1) GAAP Diluted Earnings per Share $0.34 $0.52 $0.19 $0.55 $0.28 Plus: Special Items Transformation and restructuring costs 0.13 (0.12) 0.01 0.09 0.09 Stock-based compensation expense 0.09 0.09 0.12 0.13 0.11 Acquisition-related amortization of intangibles 0.26 0.24 0.23 0.27 0.26 Acquisition-related costs 0.03 0.01 — — (0.01) Separation costs 0.01 0.08 0.01 0.04 0.06 Voyix indemnification expense 0.22 0.01 0.04 0.12 0.03 Valuation allowance and other tax adjustments — — — — 0.03 Loss on debt extinguishment — — — 0.32 — Pension mark-to-market adjustments — — — (0.39) — Hyperinflationary countries(2) 0.01 0.06 0.04 0.04 0.04 Non-GAAP Diluted Earnings per Share $1.09 $0.89 $0.64 $1.17 $0.89 31 (1) Based upon the weighted average diluted shares of 76.0 million, 74.9 million, 75.2 million, 75.0 million, and 74.5 million for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024 respectively. (2) Beginning in the second quarter of 2025, we exclude from our Non-GAAP diluted EPS the gain/loss on remeasurement of foreign currency in hyper-inflationary countries. All periods presented have been recast to reflect the new definition.

ATLEOS

Q3 2025 SEGMENT RESULTS – GAAP*

$ in millions

	Self-Service Banking	Network	T&T	Other[1]	Corporate[2] Unallocated	Total
Product Revenue	$260	$13	$1	$—	$—	**$274**
Service Revenue	$484	$315	$39	$9	$—	**$847**
Total Revenue	$744	$328	$40	$9	$—	**$1,121**
Cost of Products	$191	$12	$1	$2	$13	**$219**
Cost of Services	$326	$245	$28	$8	$24	**$631**
SG&A and R&D Expenses[3]	$46	$27	$4	$—	$84	**$161**
Income from Operations	$181	$44	$7	$(1)	$(121)	**$110**

* Figures presented in this table are calculated in accordance with U.S. GAAP. In accordance with ASC 280, Segment Reporting, the Company uses Adjusted EBITDA to assess segment performance and allocate the Company resources. No other measures, including income from operations, are considered by management in assessing performance nor does the chief operating decision maker use income from operations when assessing performance. Therefore, Adjusted EBITDA is considered the Company's GAAP measure of segment profit or loss. The supplementary segment-level information included on this slide is provided for modeling purposes only.

(1) Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. Other also includes revenues from commercial agreements with Voyix.

(2) Corporate includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment.

(3) Selling, general and administrative expenses is presented as "SG&A" and research and development expenses is presented as "R&D" above.

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ATLEOS

Q3 2025 SEGMENT RESULTS - NON-GAAP

$ in millions

	Self-Service Banking	Network	T&T	Other[1][4]	Corporate[2][4] Unallocated	Total[4]
Product Revenue	$260	$13	$1	$—	$—	**$274**
Service Revenue	$484	$315	$39	$9	$—	**$847**
Total Revenue	$744	$328	$40	$9	$—	**$1,121**
Adjusted Cost of Products (non-GAAP)	$190	$12	$1	$—	$13	**$216**
Adjusted Cost of Services (non-GAAP)	$326	$224	$27	$9	$22	**$608**
Adjusted SG&A and R&D Expenses[3] (non-GAAP)	$46	$24	$4	$—	$47	**$121**
Adjusted Income from Operations (non-GAAP)	$182	$68	$8	$—	$(82)	**$176**
Adjusted EBITDA[4]	$196	$93	$8	$—	$(78)	**$219**

[1] Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. For periods after the separation from Voyix, Other also includes revenues from commercial agreements with Voyix.

[2] Corporate includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment.

[3] Selling, general and administrative expenses is presented as "SG&A" and research and development expenses is presented as "R&D" above.

[4] In accordance with ASC 280, Segment Reporting, the Company uses Adjusted EBITDA to measure segment performance. Therefore, Adjusted EBITDA for the reportable segments is considered its GAAP measure of segment profit or loss. We have provided Adjusted EBITDA for Other, Corporate and Total Company on a supplementary basis in order to facilitate a reconciliation of total Adjusted EBITDA to consolidated net income. Supplementary segment-level information provided on this slide is for modeling purposes only and is not considered by Company management in assessing segment performance.

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ATLEOS

Q3 2025 GAAP TO NON-GAAP Segment Reconciliation

$ in millions

	GAAP*	Transformation Costs	Stock Based Compensation	Acquisition Related Amortization of Intangibles	Corporate Acquisition-Related Costs	Separation Costs	Voyix Indemnification Expense	Non-GAAP
Self Service Banking	$191	$(1)	$—	$—	$—	$—	$—	$190
Network	12	—	—	—	—	—	—	12
T&T	1	—	—	—	—	—	—	1
Other	2	(2)	—	—	—	—	—	—
Corporate Unallocated	13	—	—	—	—	—	—	13
Total Cost of Products	**$219**	**$(3)**	**$—**	**$—**	**$—**	**$—**	**$—**	**$216**
Self Service Banking	$326	$—	$—	$—	$—	$—	$—	$326
Network	245	(2)	—	(19)	—	—	—	224
T&T	28	—	—	—	—	(1)	—	27
Other	8	2	—	(1)	—	—	—	9
Corporate Unallocated	24	(1)	(1)	—	—	—	—	22
Total Cost of Services	**$631**	**$(1)**	**$(1)**	**$(20)**	**$—**	**$(1)**	**$—**	**$608**
Self Service Banking	$46	$—	$—	$(1)	$—	$1	$—	$46
Network	27	—	—	(3)	—	—	—	24
T&T	4	—	—	—	—	—	—	4
Other	—	—	—	—	—	—	—	—
Corporate Unallocated	84	(5)	(7)	—	(2)	(1)	(22)	47
Total SG&A and R&D Expenses	**$161**	**$(5)**	**$(7)**	**$(4)**	**$(2)**	**$—**	**$(22)**	**$121**
Self Service Banking	$181	$1	$—	$—	$—	$—	$—	$182
Network	44	1	—	23	—	—	—	68
T&T	7	—	—	1	—	—	—	8
Other	(1)	1	—	—	—	—	—	—
Corporate Unallocated	(121)	6	8	—	2	1	22	(82)
Total Income from Operations	**$110**	**$9**	**$8**	**$24**	**$2**	**$1**	**$22**	**$176**

*Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary segment-level information provided on the preceding slides and the adjustments to arrive at the non-GAAP amounts.

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GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Separation Costs Non-GAAP Self Service Banking $167 $— $— $— $— $167 Network 13 — — — — 13 T&T 3 — — — — 3 Other 7 — — — — 7 Corporate Unallocated 11 — — — — 11 Total Cost of Products $201 $— $— $— $— $201 Self Service Banking $315 $(1) $— $(1) $— $313 Network 236 — — (19) — 217 T&T 30 — — — — 30 Other 13 — — — — 13 Corporate Unallocated 22 (1) (1) — (1) 19 Total Cost of Services $616 $(2) $(1) $(20) $(1) $592 Self Service Banking $44 $— $— $— $— $44 Network 31 (1) — (3) — 27 T&T 4 — — — — 4 Other 1 — — — — 1 Corporate Unallocated 62 (4) (8) (1) (4) 45 Total SG&A and R&D Expenses $142 $(5) $(8) $(4) $(4) $121 Self Service Banking $146 $1 $— $1 $— $148 Network 52 1 — 22 — 75 T&T 9 — — — — 9 Other 2 — — — — 2 Corporate Unallocated (95) 5 9 1 5 (75) Total Income from Operations $114 $7 $9 $24 $5 $159 Q3 2024 GAAP TO NON-GAAP Segment Reconciliation $ in millions 35 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary segment-level information provided on the preceding slides and the adjustments to arrive at the non-GAAP amounts.

Services & Software and Hardware Fuels Topline & Profit Growth $ in millions (1) Adjusted gross profit (non-GAAP) for the product lines include management’s estimates of certain cost allocations. Supplementary product information provided on this slide is for modeling purposes only and is not considered by Company management in assessing segment performance. Revenue Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Services & Software $536 $557 $522 $554 $558 Transactional (Network segment) 325 309 293 312 319 Hardware 189 215 150 226 235 Total Core Revenues $1,050 $1,081 $965 $1,092 $1,112 Other – Voyix 23 27 14 10 9 Total Atleos Revenue $1,073 $1,108 $979 $1,102 $1,121 Gross Profit (Non-GAAP)(1) Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Services & Software $178 $198 $175 $185 $192 Transactional (Network Segment) 99 107 81 76 87 Hardware 30 44 26 46 53 Corporate unallocated (30) (32) (30) (33) (35) Total Core Gross Profit (Non-GAAP) $277 $317 $252 $274 $297 Other – Voyix 3 3 2 - - Total Atleos Gross Profit (Non-GAAP) $280 $320 $254 $274 $297 36

GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Non-GAAP GROSS PROFIT(1) Software and Services $192 $— $— $— $192 Transactional 66 2 — 19 87 Hardware 52 — — 1 53 Corporate unallocated (36) — 1 — (35) Total Core Gross Profit(1) 274 2 1 20 297 Other - Voyix (3) 3 — — — Total Atleos Gross Profit(1) $271 $5 $1 $20 $297 Q3 2025 GAAP TO NON-GAAP Product Reconciliation $ in millions 37 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Non-GAAP GROSS PROFIT(1) Software and Services $185 $— $— $— $185 Transactional 58 (1) — 19 76 Hardware 43 2 — 1 46 Corporate unallocated (34) (1) 2 — (33) Total Core Gross Profit(1) 252 — 2 20 274 Other - Voyix — — — — — Total Atleos Gross Profit(1) $252 $— $2 $20 $274 Q2 2025 GAAP TO NON-GAAP Product Reconciliation $ in millions 38 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Non-GAAP GROSS PROFIT(1) Software and Services $175 $— $— $— $175 Transactional 61 1 — 19 81 Hardware 25 — — 1 26 Corporate unallocated (31) — 1 — (30) Total Core Gross Profit(1) 230 1 1 20 252 Other - Voyix 2 — — — 2 Total Atleos Gross Profit(1) $232 $1 $1 $20 $254 Q1 2025 GAAP TO NON-GAAP Product Reconciliation $ in millions 39 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Separation Costs Non-GAAP GROSS PROFIT(1) Software and Services $198 $— $— $— $— $198 Transactional 88 — — 19 — 107 Hardware 44 — — — — 44 Corporate unallocated (35) 2 2 — (1) (32) Total Core Gross Profit(1) 295 2 2 19 (1) 317 Other - Voyix 3 — — — — 3 Total Atleos Gross Profit(1) $298 $2 $2 $19 ($1) $320 Q4 2024 GAAP TO NON-GAAP Product Reconciliation $ in millions 40 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Separation Costs Non-GAAP GROSS PROFIT(1) Software and Services $177 $1 $— $— $— $178 Transactional 79 — — 20 — 99 Hardware 30 — — — — 30 Corporate unallocated (33) 1 1 — 1 (30) Total Core Gross Profit(1) 253 2 1 20 1 277 Other - Voyix 3 — — — — 3 Total Atleos Gross Profit(1) $256 $2 $1 $20 $1 $280 Q3 2024 GAAP TO NON-GAAP Product Reconciliation $ in millions 41 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

Q3 2025 Q2 2025 Q1 2025 Q4 2025 Q3 2024 Cash provided by operating activities $27 $(25) $123 $80 $107 Capital expenditures $(30) $(21) $(29) $(18) $(22) Additions to capitalized software $(13) $(14) $(12) $(13) $(11) Restricted cash settlement activity $117 $37 $(106) $69 $(37) Pension contributions $12 $6 $1 $1 $1 Indemnification payments to Voyix $— $6 $— $— $— Sale-leaseback transaction $11 $24 $— $— $— Adjusted Free Cash Flow-Unrestricted $124 $13 $(23) $119 $38 $ in millions GAAP TO NON-GAAP RECONCILIATION 42

THANK YOU 43